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                                                                     Exhibit 1


                                $100,000,000

                                 LUKENS INC.
                                 -----------

                         MEDIUM-TERM NOTES, SERIES A
                         ---------------------------



                           DISTRIBUTION AGREEMENT
                           ----------------------


                                                                    May __, 1994


CS First Boston Corporation
J.P. Morgan Securities Inc.
c/o CS First Boston Corporation
Park Avenue Plaza
New York, New York 10055

Dear Sirs:

          1.  Introduction.  Lukens Inc., a Delaware corporation (the "Issuer"),
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confirms its agreement with each of you (individually, a "Distributor" and collectively, the "Distributors") with respect to the issue and sale from time to time by the Issuer of its Medium-Term Notes, Series A registered under the registration statement referred to in Section 2(a) (any such Medium-Term Notes, Series A being hereinafter referred to as the "Securities", which expression shall, if the context so admits, include any permanent global Security). Securities may be offered and sold pursuant to Section 3 of this Agreement in an aggregate amount not to exceed the amount of Registered Securities (as defined in Section 2(a) hereof) registered pursuant to such registration statement reduced by the aggregate amount of any other Registered Securities sold otherwise than pursuant to Section 3 of this Agreement. The Securities will be issued under an indenture, dated as of July 1, 1992 (the "Indenture"), between the Issuer and Continental Bank, National Association, as successor trustee (the "Trustee").

          The Securities shall have the terms described in the Prospectus referred to in Section 2(a) as it may be amended or supplemented from time to time, including

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any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"). Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indenture and the Procedures (as defined in Section 3(d) hereof).

          2.   Representations and Warranties of the Issuer.  The Issuer
               ---------------------------------------------
represents and warrants to, and agrees with, each Distributor as follows:

          (a)  A registration statement (No. 33-     ), including a form of
     prospectus, relating to debt securities of the Issuer, including the Securities ("Registered Securities"), has been filed with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including all material incorporated by reference therein, as amended as of the Closing Date (as defined in Section 3(e) hereof), is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as of the Closing Date, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus." Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

          (b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all re-spects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, the Registration Statement and the Prospectus, and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplement referred to in
     Section 6(b) hereof (the Closing Date and each such time being herein sometimes referred to as a "Representation Date"), the Registration Statement and the Prospectus as then amended or supplemented will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer by any Distributor specifically for use therein.

          3.   Appointment as Distributors; Agreement of Distributors;
               -------------------------------------------------------
               Solicitations.
               -------------

          (a) Subject to the terms and conditions stated herein, the Issuer hereby appoints each of the Distributors as an agent of the Issuer for the purpose of soliciting or receiving offers to purchase the Securities from the Issuer by others. So long as this Agreement shall remain in effect with respect to any Distributor, the Issuer shall not, without the consent of any such Dis-tributor, solicit or accept offers to purchase Securities otherwise than through one of the Distributors; provided, however, that, subject to all of the terms
                         -------- --------
and conditions of this Agreement, the foregoing shall not be construed to prevent the Issuer from selling at any time any Registered Securities in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such Registered Securities; and provided,
                                                                     --------
further, that the Issuer reserves the right from time to time (i) to sell
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Securities directly to an investor, and (ii) to accept a specific offer to purchase Securities solicited by, and made by the Issuer to or through, a dealer other than the Distributors (each an "Other Dealer"), without obtaining the prior consent of any of the Distributors, provided that (x) the Issuer shall give each of the Distributors notice of its deci-sion to accept such an offer to purchase Securities by telephone, (y) any Other Dealer shall agree to be bound by and subject to the terms and conditions of this Agreement binding on the Distributors (including the commission schedule set forth on Exhibit B), and (z) so long as this Agreement remains in effect, the Issuer shall not appoint any other agent or dealer for the purpose of soliciting or receiving offers to purchase Securities on a continuous basis.

          (b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Distributor agrees, as an agent of the Issuer, to use reasonable efforts when requested by the Issuer to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented. In placing any Securities pursuant to an offer accepted by the Issuer, the Distributor that solicited or received such offer (the "Presenting Distributor") may act as agent or purchase such Securities from the Issuer as principal for resale. Upon acceptance by the Issuer of an offer by the Presenting Distributor to purchase Securities as principal, the Presenting Distributor may complete a Terms Agreement substantially in the form of Exhibit A hereto (a "Terms Agreement") and transmit the completed Terms Agreement to the Issuer by hand or by facsimile or other similar means of telecommunication. Upon acceptance by the Issuer of an offer to purchase Securities, unless the Issuer and the Presenting Distributor otherwise agree in writing, any such Terms Agreement or any other written confirmation or communication transmitted by the Presenting Distributor to the Issuer or, in the absence of a Terms Agreement or other written confirmation or communication from the Presenting Distributor, the oral agreement with respect to the terms of the Securities and of their offer and sale evidenced by the offer communicated by the Presenting Distributor and accepted by the Issuer, in each case together with the provisions of this Agreement, shall constitute an agreement between the Presenting Distributor and the Issuer for the sale and purchase of such Securities (whether or not any Terms Agreement or other written confirmation or communication shall have been executed by the Issuer or the Presenting Distributor).

          Upon receipt of notice from the Issuer as contemplated by Section 4(b) hereof, each Distributor shall suspend its solicitation of offers to purchase Securities until such time as the Issuer shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised such Distributor that such solicitation may be resumed.

          The Issuer reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently. Upon receipt of at least one Business Day's prior notice from the Issuer, the Distributors will forthwith suspend solicitation of offers to purchase Securities from the Issuer until such time as the Issuer has advised the Distributors that such solicitation may be resumed. For the purpose of the foregoing sentence, "Business Day" shall mean any day that is not a Saturday or Sunday, and that in The City of New York is not a day on which banking institutions generally are authorized or obligated by law or executive order to close.

          The Distributors are authorized to solicit offers to purchase Securities as described in the Prospectus, as amended or supplemented, and only in a minimum aggregate amount of $100,000 (or the equivalent thereof in one or more currencies or currency units other than U.S. dollars). Each Distributor shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase Securities received by it as agent. The Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each Distributor shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejec-tion shall not be deemed a breach of its agreement contained herein.

          No Security which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Issuer, until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

          (c) At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by a Distributor, acting on an agency basis, the Issuer agrees to pay such Distributor a commission in accordance with the schedule set forth in Exhibit B hereto. The Issuer agrees that each Distributor that purchases Securities as principal for resale shall receive such compensation, in the form of a discount or otherwise, as shall be agreed to between such Distributor and the Issuer at the time the Issuer accepts an offer to purchase such Securities, or, if no such compensation shall be agreed to, a commission in accordance with Exhibit B hereto.

          (d) Administrative procedures respecting the sale of Securities (the "Procedures") shall be agreed upon from time to time by the Distributors and the Issuer. The initial Procedures, which are set forth in Exhibit C hereto, shall remain in effect until changed by agreement among the Issuer and the Distributors. Each Distributor and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

          (e) The documents required to be delivered by Section 5 hereof shall be delivered at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed by the Issuer and the Distributors, which in no event shall be later than the time at which the Distributors commence solicitation of purchases of Securities hereunder, such time and date being herein called the "Closing Date".

          4.  Certain Agreements of the Issuer.  The Issuer agrees with the
              ---------------------------------
Distributors that it will furnish to Shearman & Sterling, counsel for the Distributors, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities,

          (a) The Issuer will advise each Distributor promptly of any proposal to amend or supplement the

     Registration Statement or the Prospectus and will afford the Distributors a reasonable opportunity to comment on any such proposed amendment or supplement (other than any Pricing Supplement that relates to Securities not purchased through or by such Distributor); and the Issuer will also advise each Distributor of the filing and effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (b) If, at any time when (i) a prospectus relating to the Securities is required to be delivered under the Act and (ii) no suspension of solicitation of offers to purchase Securities pursuant to Section 3(b) or this Section 4(b) shall be in effect (any such time referred to in clause
     (ii) and any time when either any Distributor shall own any Securities with the intention of reselling them or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred being referred to herein as a "Marketing Time"), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is deliv-ered, not misleading, or if it is necessary at any such time to amend the Prospectus to comply with the Act, the Issuer will promptly notify each Distributor to suspend solicitation of offers to purchase the Securities; and if the Issuer shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Distributor by telephone (with confirmation in writing) and, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.
     Notwithstanding the foregoing, if, at the time any such event occurs or it becomes necessary to amend the Prospectus to comply with the Act, any Distributor shall own any of the Securities with the intention of reselling them, or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred, the Issuer, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Distributors' consent to, nor their delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

          (c) The Issuer will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, on or prior to the date on which the Issuer makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Issuer proposes to describe, in a document filed pursuant to the Exchange Act, the Issuer will furnish the information contained or to be contained in such announcement to each Distributor, confirmed in writing and, subject to the provisions of subsections (a) and (b) of this Section, will cause the Prospectus to be amended or supplemented to reflect the information contained in such announcement. The Issuer also will furnish each Distributor with copies of all press releases or announcements to the general public. The Issuer will immediately notify each Distributor of any downgrading in the rating of any debt securities of the Issuer or any proposal to downgrade the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Issuer learns of such downgrading, proposal to downgrade or public announcement.

          (d) As soon as practicable, but not later than 16 months after the date of each acceptance by the Issuer of an offer to purchase Securities hereunder, the Issuer will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent posteffective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Issuer's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance, which will satisfy the provisions of
     Section 11(a) of the Act.

          (e) The Issuer will furnish to each Distributor copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents (including any Pricing Supplement), in each case as soon as available and in such quantities as are reasonably requested.

          (f) The Issuer will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Distributors designate and will continue such qualifications in effect so long as required for the distribution, provided, however, that in connection therewith, the Issuer
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     shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

          (g) So long as any Securities are outstanding, the Issuer will furnish to the Distributors, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders, and (iii) from time to time, such other information concerning the Issuer as the Distributors may reasonably request.

          (h) The Issuer will pay, or reimburse each Distributor for, all expenses incident to the performance of its obligations under this Agreement and will reimburse each Distributor for any expenses (including reasonable fees and disbursements of counsel to the Distributors) incurred by it in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as such Distributor may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for expenses incurred by each Distributor in distributing the Prospectus and all supplements thereto (including any Pricing Supplement), any preliminary prospectuses and any preliminary prospectus supplements to such Distributor, for costs incurred by each Distributor in advertising any offering of Securities (excluding such advertising costs incurred without the prior consent of the Issuer) and for each Distributor's reasonable expenses (including the reasonable fees and disbursements of counsel to such Distributor) incurred in connection with the establishment or maintenance of the program contemplated by this Agreement or otherwise in connection with the activities of the Distributors under this Agreement.

          (i) Between the date of a Terms Agreement and the date of delivery of such Securities, the Issuer will not offer or sell, or enter into any agreement to sell, any of its debt securities in the United States, other than sales of such Securities pursuant to the terms of the Terms Agreement, borrowings under the Issuer's revolving credit agreements and lines of credit, private placements of securities and issuances of its commercial paper.

          5.  Conditions of Obligations.  The obligation of each Distributor, as
              -------------------------
agent of the Issuer, under this Agreement at any time to solicit offers to purchase the Securities and to purchase Securities from the Issuer as principal is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Issuer herein, to the accuracy, on each such date, of the statements of the Issuer's officers made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer of its obligations hereunder, and to each of the following additional conditions precedent:

          (a) The Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall have been filed with the Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or any Distributor, shall be contemplated by the Commission.

          (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of any Distributor, after consultation with counsel, is material or omits to state a fact which, in the opinion of any Distributor, after consultation with counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) There shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or its subsidiaries which, in the judgment of such Distributor, materially impairs the investment quality of the Securities, (ii) any downgrading in the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of such Distributor, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of offers to purchase, or sales of, Securities.

          (d) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors or the Distributor purchasing such Securities (the "Purchasing Distributor"), as the case may be, shall have received an opinion, dated the Closing Date, or such date of delivery, as the case may be, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Issuer, to the effect that:

               (i) The Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

               (ii) The Indenture has been duly authorized, executed and delivered by the Issuer and has been duly qualified under the Trust Indenture Act and is a valid and binding agreement, enforceable against the Issuer in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity),
          (3) requirements that a claim with respect to any Securities denomi-nated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (4) governmental authority to limit, delay or prohibit the making of payments in foreign currencies, currency units, or composite currencies;

               (iii) The Securities have been duly authorized and established in conformity with the Indenture, and, when the terms of particular Securities and of their issuance and sale have been duly authorized and established by all necessary corporate action by any member of the Finance Committee or the Treasurer in conformity with the Indenture and the resolutions of the Board of Directors, and such Securities (assuming they have been duly executed and authenticated in accordance with the terms of the Indenture) have been duly issued in accordance with the Indenture and delivered against payment as contemplated by this Agreement, such Securities will be valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity), (3) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (4) governmental authority to limit, delay or prohibit the making of payments in foreign currencies, currency units, or composite currencies, it being understood that such counsel may (1) assume that at the time of the issuance, sale and delivery of Securities the authorization of such series will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, binding character or enforceability of such Securities, (2) assume that neither the issuance, sale and delivery of any Securities, nor any of the terms of such Securities, nor compliance by the Issuer with such terms, will violate any applicable law, any agreement or instrument then binding upon the Issuer or any restriction imposed by any court or governmental body having jurisdiction over the Issuer, and (3) state that as of the date of such opinion a judgment for money in an action based on Securities denominated in foreign currencies or currency units in a Federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars, and that the date used to determine the rate of conversion of the foreign currency or currency unit in which particular Securities are denominated into United States dollars will depend upon various factors, including which court renders the judgment;

               (iv) This Agreement has been duly authorized, executed and delivered by the Issuer;

               (v) The Registration Statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the Closing Date, and any amendment or supplement thereto, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and Rules and Regulations, except that in each case we express no opinion as to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement, including the Form T-1, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except as set forth in paragraph (vi), (vii) and (viii) below;

               (vi) The statements contained in the Prospectus under the caption "Description of Debt Securities" and in the Prospectus Supplement under the caption "Description of Notes", insofar as such statements constitute summaries of certain provisions of the documents referred to therein, fairly summarize the provisions of such documents purported to be described therein in all material respects;

               (vii) The descriptions in the Registration Statement and the Prospectus with respect to Federal securities laws, to the extent that they constitute matters of law or legal conclusions, fairly summarize and fairly present the information required to be shown in all materi-al respects; and

               (viii) The information contained in the Prospectus under the caption "United States Taxation", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

Provided, however, that, in the case of each such opinion delivered pursuant to
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a Terms Agreement, (x) the statements contained in such opinion relating to the
Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities; (y) such opinion shall relate to the Securities being delivered on the date of such opinion and not to other Securities as well; and (z) in lieu of the opinion described in clause (iii), such opinion shall state that the Securities being delivered on the date of such opinion, when delivered against payment therefor as contemplated by this Agreement (assuming they have been duly executed and authenticated in accordance with the terms of the Indenture), will have been duly issued and delivered and will be valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is consid-ered in a proceeding at law or equity), (3) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (4) governmental authority to limit, delay or prohibit the making of payments in foreign currencies, currency units, or composite currencies, and will conform in all material respects to the description thereof contained in the Prospectus as amended or supplemented at such date of delivery and such opinion may state that as of the date of such opinion a judgment for money in an action based on Securities denominated in foreign currencies or currency units in a Federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars, and that the date used to determine the rate of conversion of the foreign currency or currency unit in which particular Securities are denominated into United States dollars will depend upon various factors, including which court renders the judgment.

          In addition to the matters set forth above, such opinion shall include a statement that such counsel has been advised by the Commission that the Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act specified therein on the date specified therein, and the Indenture has been qualified under the Trust Indenture Act.

     (e) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors or the Purchasing Distributor, as the case may be, shall have received an opinion, dated the Closing Date, or such date of delivery, as the case may be, of William D. Sprague, General Counsel of the Issuer, to the effect that:

               (i) The Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Issuer is duly quali-fied to do business as a foreign corporation in good standing in all other jurisdictions (other than the State of Delaware) in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

               (ii) The Indenture has been duly authorized, executed and delivered by the Issuer and has been duly qualified under the Trust Indenture Act and is a valid and binding agreement, enforceable against the Issuer in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity),
          (3) requirements that a claim with respect to any Securities denomi-nated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (4) governmental authority to limit, delay or prohibit the making of payments in foreign currencies, currency units, or composite currencies;

               (iii) The Securities have been duly authorized and established in conformity with the Indenture, and, when the terms of particular Securities and of their issuance and sale have been duly authorized and established by all necessary corporate action by any member of the Finance Committee or the Treasurer in conformity with the Indenture and the resolutions of the Board of Directors, and such Securities (assuming they have been duly executed and authenticated in accordance with the terms of the Indenture) have been duly issued in accordance with the Indenture and delivered against payment as contemplated by this Agreement, such Securities will be valid and binding obliga-tions of the Issuer enforceable against the Issuer in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity), (3) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (4) governmental authority to limit, delay or prohibit the making of payments in foreign currencies, currency units, or composite currencies, it being understood that such counsel may (1) assume that at the time of the issuance, sale and delivery of Securities the authorization of such series will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, binding character or enforceability of such Securities, (2) assume that neither the issuance, sale and delivery of any Securities, nor any of the terms of such Securities, nor compliance by the Issuer with such terms, will violate any applicable law, any agreement or instrument then binding upon the Issuer or any restriction imposed by any court or governmental body having jurisdiction over the Issuer, and (3) state that as of the date of such opinion a judgment for money in an action based on Securities denominated in foreign currencies or currency units in a Federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars, and that the date used to determine the rate of conversion of the foreign currency or currency unit in which particular Securities are denominated into United
          States dollars will depend upon various factors, including which court renders the judgment;

               (iv) The execution, delivery and performance of the Indenture, this Agreement and the issuance and sale of the Securities, and com-pliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Issuer or any subsidiary of the Issuer or any of their properties known to such counsel, or any material agreement or instrument to which the Issuer or any such subsidiary is a party or by which the Issuer or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Issuer or any such subsidiary, and the Issuer has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement (it being understood that such counsel may assume with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the [draft] form[s] of Securities examined by such counsel will not cause the issuance, sale or delivery of such Security, the terms of such Security, or the compliance by the Company with such terms, to violate any of the court orders or laws specified in this paragraph or to result in a default under or a breach of any of the agreements specified in this paragraph);

               (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer, except such as has been obtained under the Act and the Trust Indenture Act and such as may be required under state securities laws (it being understood that such counsel may assume with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the [draft] form[s] of Securities examined by such counsel would not require the Issuer to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Issuer to issue, sell and deliver such Security);

               (vi) To the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

               (vii) The descriptions in the Registration Statement and the Prospectus of statutes (other than Federal securities laws), legal and governmental proceedings and contracts and other documents, to the extent that they constitute matters of law or legal conclusions, fairly summarize and fairly present the information required to be shown in all material respects; and

               (viii) Each of Lukens Steel Company, Washington Steel Corporation and Washington Specialty Metals Corporation (each a "Significant Subsidiary") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each Significant Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

Provided, however, that, in the case of each such opinion delivered pursuant to
- --------  -------
a Terms Agreement, (x) the statements contained in such opinion relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities; (y) such opinion shall relate to the Securities being delivered on the date of such opinion and not to other Securities as well; and (z) in lieu of the opinion described in clause (iii), such opinion shall state that the Securities being delivered on the date of such opinion, when delivered against payment therefor as contemplated by this Agreement (assuming they have been duly executed and authenticated in accordance with the terms of the Indenture), will have been duly issued and delivered and will be valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except to the extent that enforcement thereof may be limited by
(1) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity), (3) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and
(4) governmental authority to limit, delay or prohibit the making of payments in foreign currencies, currency units, or composite currencies and will conform in all material respects to the description thereof contained in the Prospectus as amended or supplemented at such date of delivery and such opinion may state that as of the date of such opinion a judgment for money in an action based on Securities denominated in foreign currencies or currency units in a Federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars, and that the date used to determine the rate of conversion of the foreign currency or currency unit in which particular Securities are denominated into United States dollars will depend upon various factors, including which court renders the judgment.

          In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads him to believe that such registration state-ment as of its effective date, the Registration Statement or the Prospectus, as of the Closing Date, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading.

     (f) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors or the Purchasing Distributor, as the case may be, shall have received a certificate, dated the Closing Date or such date of delivery, as the case may be, of the President or any Vice President and a principal financial or accounting officer of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Issuer in this Agreement are true and correct, (ii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or such date of delivery, as the case may be, (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (iv) subsequent to the date of the most recent financial statements incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Issuer and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Prospectus or as described in such certificate. In the case of each such certificate delivered pursuant to a Terms Agreement, the statements contained in such certificate relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities.

     (g) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors or the Purchasing Distributor, as the case may be, shall have received a letter, dated the Closing Date or such date of delivery, as the case may be, of Arthur Andersen & Co., confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

          (i) in their opinion, the consolidated financial statements and schedules audited by them and included in the Prospectus contained in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and their related published Rules and Regulations;

          (ii) they have made a review of any interim unaudited consolidated financial statements included in the Prospectus in accordance with standards established by the American Institute of Certified Public Accountants;

          (iii) on the basis of the review referred to in (ii) above and a reading of the latest available interim financial statements of the Issuer, inquiries of officials of the Issuer who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

               (A) the interim unaudited consolidated financial statements, if any, included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and their related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

               (B) the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the interim unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

               (C) at the date of the latest available consolidated balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock or any increase in shortterm indebtedness or long term debt of the Issuer and consolidated subsidiaries or, at the date of the latest available consolidated balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

               (D) for the period from the closing date of the latest consolidated income statement included in the Prospectus to the closing date of the latest available consolidated income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, consolidated net operating income, consolidated earnings before income taxes, consolidated net earnings, or in the ratio of earnings to fixed charges;

except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Issuer and its subsidiaries subject to the internal controls of the Issuer's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other pro-cedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          In the case of each such letter delivered pursuant to a Terms Agreement, the statements contained in such letter relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities.

          (h) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors or the Purchasing Distributor, as the case may be, shall have received from Shearman & Sterling, counsel for the Distributors, such opinion or opinions, dated the Closing Date or such date of delivery, as the case may be, with respect to the incorporation of the Issuer, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          The Issuer will furnish the Distributors with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

          6.   Additional Covenants of the Issuer.  The Issuer agrees that:
               ----------------------------------

          (a) Each acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and cor-rect at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer to purchase Securities shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the date of delivery of such Securities to the purchaser thereof, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such delivery date and of any other Registered Securities to be issued and sold by the Issuer on or prior to such delivery date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Issuer will not exceed the amount of Registered Securities registered pursuant to the Registration Statement.

          (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), the Issuer shall, (i) concurrently with such amendment or supplement, if such amendment or supplement shall occur at a Marketing Time, or (ii) immediately at the next Marketing Time if such amendment or supplement shall not occur at a Marketing Time, furnish the Distributors with a certificate, dated the date of delivery thereof, of the President or any Vice President and a principal financial or accounting officer of the Issuer, in form satisfactory to the Distributors, to the effect that the statements contained in the certificate covering the matters set forth in
     Section 5(f) hereof which was last furnished to the Distributors pursuant to this Section 6(b) are true and correct at the time of such amendment or supplement, as though made at and as of such time or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f); provided, however, that any certificate furnished under
                      ---------  -------
     this Section 6(b) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of Section 5(f), to the time of delivery of such certificate.

          (c) At each Representation Date referred to in Section 6(b), the Issuer shall, (i) concurrently if such Representation Date shall occur at a Marketing Time, or (ii) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, furnish the Distributors with a written opinion or opinions, dated the date of such Representation Date, of counsel for the Issuer, in form satisfactory to the Distributors, to the effect set forth in Sections 5(d) and 5(e) hereof; provided, however, that to the extent appropriate such opinion or opinions
     ---------  -------
     may reconfirm matters set forth in a prior opinion delivered at the Closing Date or under this Section 6(c); provided further, however, that any
                                      -------- -------  -------
     opinion or opinions furnished under this Section 6(c) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date and shall state that the Securities sold in the relevant Applicable Period (as defined below) (assuming they have been duly executed and authenticated in accordance with the terms of the Indenture) have been duly issued and delivered and constitute valid and binding obli gations of the Issuer enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity), and conform in all material respects to the description thereof contained in the Prospectus as amended or supplemented at the relevant date or dates for the delivery of such Securities to the purchaser or purchasers thereof. For the purpose of this Section 6(c), "Applicable Period" shall mean with respect to any opinion delivered on a Representation Date the period commencing on the date as of which the most recent prior opinion delivered at the Closing Date or under this Section 6(c) speaks and ending on such Representation Date.

          (d) At each Representation Date referred to in Section 6(b) on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, the Issuer shall cause Arthur Andersen & Co., (i) concurrently if such Representation Date shall occur at a Marketing Time, or (ii) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, to furnish the Distributors with a letter, addressed jointly to the Issuer and the Distributors and dated the date of such Representation Date, in form and substance satisfactory to the Distributors, to the effect set forth in
     Section 5(g) hereof; provided, however, that to the extent appropriate such
                          --------  -------
     letter may reconfirm matters set forth in a prior letter delivered at the Closing Date or pursuant to this Section 6(d); provided further, however,
                                                    -------- -------  -------
     that any letter furnished under this Section 6(d) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer.

          (e) On each date for the delivery of Securities to the purchaser thereof, the Issuer shall, if requested by the Distributor that solicited or received the offer to purchase any Securities being delivered on such settlement date, furnish such Distributor with a written opinion or opinions, dated the date of delivery thereof, of counsel for the Issuer, in form satisfactory to such Distributor, to the effect set forth in clauses
     (i), (ii) and (iii) of Sections 5(d) and 5(e) hereof; provided, however,
                                                           ---------  -------
     that any opinion furnished under this Section 6(e) shall relate to the Prospectus as amended or supplemented at such delivery date and shall state that the Securities being sold by the Issuer on such delivery date, when delivered against payment therefor as contemplated by this Agreement (assuming they have been duly executed and authenticated in accordance with the terms of the Indenture), will have been duly issued and delivered and will be valid and binding obligations of the Issuer enforceable in accordance with their terms, except to the extent that enforcement thereof may be limit-ed by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity), and will conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date.

          (f) The Issuer agrees that any obligation of a person who has agreed to purchase Securities to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Issuer's representation and warranty deemed to be made to the Distributors pursuant to the last sentence of subsection (a) of this Section 6, and (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a),
     (b) and (c), it being understood that under no circumstance shall any Distributor have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) on behalf of any such person.

          7.  Indemnification and Contribution.
              --------------------------------

          (a) The Issuer will indemnify and hold harmless each Distributor against any losses, claims, damages or liabilities, joint or several, to which such Distributor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Distributor for any legal or other expenses reasonably incurred by such Distributor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer
                                           --------  -------
     will not be liable to such Distributor in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement made in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by such Distributor specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after such Distributor has notified the Issuer in writing that such information should no longer be used therein, and provided, further, that the Issuer will not
                                    --------  -------
     be liable to such Distributor under the indemnity agreement in this subsection (a) with respect to the Registration Statement and the Prospectus to the extent that any loss, claim, damage or liability of such Distributor results from the fact that such Distributor sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Issuer has previously furnished copies thereof to such Distributor.

          (b) Each Distributor will indemnify and hold harmless the Issuer against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amend ment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Distributor specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after such Distributor has notified the Issuer in writing that such information should no longer be used therein.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfacto-ry to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the de-fense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the

     Issuer on the one hand and any Distributor on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and any Distributor on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and any Distributor on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are the subject of the action (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by such Distributor from the offering of such Securities pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such Distributor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection
     (d), no Distributor shall be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Issuer exceeds the amount of any damages which such Distributor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Distributor in this subsection (d) to contribute are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed to the public through such Distributor pursuant to this Agreement bears to the total amount of such Securities distributed to the public through both of the Distributors pursuant to this Agreement, and not joint.

          (e) The obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have and shall ex-tend, upon the same terms and conditions, to each person, if any, who controls each Distributor within the meaning of the Act; and the obligations of each Distributor under this Section 7 shall be in addition to any liability which each Distributor may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer, to each officer of the Issuer who has signed the Registration Statement and to each person, if any, who controls the Issuer within the meaning of the Act.

          8.   Status of the Distributor.  In soliciting offers to purchase the
               -------------------------
Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than any obligation to purchase Securities pursuant to Section 3 hereto), each Distributor is acting individually and not jointly and is acting solely as agent for the Issuer and not as principal. In connection with the placement of any Securities by a Distributor, acting as agent, (a) each Distributor will make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by such Distributor and accepted by the Issuer, but such Distributor shall have no liability to the Issuer in the event any such purchase is not consummated for any reason; and (b) if the Issuer shall default on its obligations to deliver Securities to a purchaser whose offer it has accepted, the Issuer (i) shall hold the Distributors harmless against any loss, claim or damage arising from or as a result of such default by the Issuer, and (ii) in particular, shall pay to the Distributors any commission to which they would be entitled in connection with such sale.

          9.  Survival of Certain Representations and Obligations. The
              ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the Distributors set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Distributor, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason or if for any reason the sale of Securities described in a confirmation or Terms Agreement referred to in Section 3 by the Issuer to a Distributor is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(h) and the obligations of the Issuer under Sections 4(d) and 4(g) and the respective obligations of the Issuer and the Distributors pursuant to Section 7 shall remain in effect. In addition, if any such termination of this Agreement shall occur either (i) at a time when any Distributor shall own any of the Securities with the intention of reselling them or (ii) after the Issuer has accepted an offer to purchase Securities and prior to the related settlement, the obligations of the Issuer under the second sentence of Section 4(b), under Sections 4(a), 4(c), 4(e), 4(f) and 4(i) and, in the case of a termination occurring as described in (ii) above, under Sections 3(c), 6(a), 6(e) and 6(f) and under the last sentence of Section 8, shall also remain in effect.

          10. Termination.  This Agreement may be terminated for any reason at
              -----------
any time by the Issuer as to any Distributor or, in the case of either Distributor, by such Distributor insofar as this Agreement relates to such Distributor, upon the giving of one day's written notice of such termination to the other party hereto; provided, however, that this Agreement may not be termi-
                        --------  -------
nated with respect to a Distributor by the giving of such notice following receipt by the Issuer of a confirmation or Terms Agreement referred to in
Section 3 relating to
the purchase of Securities by such Distributor and prior to delivery of the Securities described in such confirmation or Terms Agreement, unless the sale and purchase of Securities contemplated thereby is rejected by the Issuer in accordance with Section 3. Any settlement with respect to Securities placed by a Distributor on an agency basis occurring after termination of this Agreement shall be made in accordance with the Procedures and each Distributor agrees, if requested by the Issuer, to take the steps therein provided to be taken by such Distributor in connection with such settlement.

          11.  Sales of Securities Denominated in a Currency other than U.S.
               --------------------------------------------------------------
Dollars or of Indexed Securities. If at any time the Issuer and any of the
- --------------------------------
Distributors shall determine to issue and sell Securities denominated in a currency other than U.S. dollars, which other currency may include a currency unit, or with respect to which an index is used to determine the amounts of pay-ments of principal and any premium and interest, the Issuer and any such Distributor may execute and deliver a supplement to this Agreement for the purpose of making any appropriate additions to and modifications of the terms of this Agreement (and the Procedures) applicable to such Securities and the offer and sale thereof. The Distributors are authorized to solicit offers to purchase Securities with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, and the Issuer shall agree to any sales of such Securities (whether offered on an agency or principal basis), only in a minimum aggregate amount of $2,500,000.

          12.  Notices.  Except as otherwise provided herein, all notices and
               -------
other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to CS First Boston Corporation shall be directed to it at Park Avenue Plaza, New York, New York 10055, Attention: Mr. Joseph Fashano; notices to J.P. Morgan Securities Inc. shall be directed to it at Medium-Term Note Desk, 60 Wall Street, 3rd Floor, New York, New York 10260; and notices to the Issuer shall be directed to it at Lukens Inc., 50 South First Avenue, Coatesville, Pennsylvania 19320-0911, Attention: Vice President and General Counsel; or in the case of any party hereto, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 12. Any such notice shall take effect at the time of receipt.

          13. Successors.  This Agreement will inure to the benefit of and be
              ----------
binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(f), any person who has offered to purchase Securities from the Issuer provided that the Issuer has accepted such offer, and no other person will have any right or obligation hereunder.

          14.  Governing Law; Counterparts.  This Agreement shall be governed
               ---------------------------
by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.

          If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                         Very truly yours,



                         LUKENS INC.


                         By:_________________________________
                            Name:
                            Title:


CONFIRMED AND ACCEPTED, as of the
  date first above written:


CS FIRST BOSTON CORPORATION


By:_____________________________
   Name:
   Title:


J.P. MORGAN SECURITIES INC.


By:_____________________________
   Name:
   Title:

                                                                       EXHIBIT A
                                  LUKENS INC.

                                  ("Company")

                          Medium-Term Notes, Series A

              Due from Nine Months to 30 Years from Date of Issue

                                TERMS AGREEMENT
                                ---------------



                                                                  _________,19__

Lukens Inc.
50 South First Avenue
Coatesville, PA  19320-0911


Dear Sirs:

          We offer to purchase, on and subject to the terms and conditions of the Distribution Agreement filed as an exhibit to the Company's registration
statement on Form S-3 (No. 33-       ) ("Distribution Agreement"), the following
Notes ("Notes") on the following terms:

          Title:

          Currency or Currency Units:

          Stated Maturity:

          Principal Amount:

          Public Offering Price: [___%, subject to change by the undersigned - The Agent proposes to reoffer the above Notes from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.]

          Original Issue Discount Security: Yes___ No___

          Purchase Price (to be paid in [New York Clearing House (next day) - immediately available] funds): ___% [, plus accrued interest, if any, from the Trade Date to the Settlement Date]

          Underwriting Discount or Commission received from the Company (%):

          Proceeds to Company (If different from Public Offering Price)(%):

          In the case of Fixed Rate Notes, the interest rate and, if different from the dates set forth in the Prospectus Supplement, the Interest Payment Date or Dates and corresponding Regular Record Date or Dates:

          In the case of Floating Rate Notes, the interest rate formula, Initial Interest Rate, the Index Maturity, the Spread or Spread Multiplier (if any), the maximum or minimum interest rate limitations (if any), the Interest Reset Dates, the Interest Determination Dates, the Calculation Agent, the Calculation Dates, the Interest Payment Dates and the Regular Record Dates, in each case to the extent applicable:









          Optional Redemption (option of the Company):

               Redemption Date(s):
               Redemption Price(s)(%):
               Notice Period:

          Optional Redemption (option of the Holder):

               Redemption Date(s):
               Redemption Price(s)(%):
               Notice Period:

          Sinking Fund:

          Trade Date:

          Settlement Date (Issue Date):

                                 *  *  *  *  *

Details for Settlement
- ----------------------

          (Additional Purchase Information -- to be completed by Distributor, if desired, to the extent available):

     Exact name in which the Note or Notes are to be registered ("registered owner"):

     Exact address of registered owner and, if different, the address for delivery of notices and payment of principal and any premium and interest:

     Taxpayer identification number of registered owner:

     Principal amount of each Note in authorized denominations to be delivered to registered owner:

     Exchange rate applicable to purchase Foreign Currency Notes to be paid for in U.S. dollars:

                                 *  *  *  *  *

          Our agreement to purchase the Notes hereunder is subject to the conditions set forth in the Distribution Agreement, including the conditions set forth in paragraphs (c), (d), (e), (f), (g) and (h) of Section 5 thereof [-, and [specify additional conditions, if any]-]. If, for any reason, the purchase
     -------------------------------------
by the undersigned of the Notes is not consummated other than because of a default by the undersigned or a failure to satisfy a condition set forth in clause (iii), (iv) or (v) of Section 5(c) of the Distribution Agreement, the Issuer shall reimburse the undersigned for all out-of-pocket expenses reasonably incurred by the undersigned in connection with the offering of the Notes and not otherwise required to be reimbursed pursuant to Section 4 of the Distribution Agreement.

            [Insert any additional agreements, conditions, etc.]
             --------------------------------------------------





          Unless the undersigned has received notification from the Company within [one Business Day (as defined in the Distribution Agreement)] that the Company does not agree to the terms set forth herein, this Terms Agreement shall constitute an agreement between the Company and the undersigned for the sale and purchase of the Notes upon the terms set forth herein and in the Distribution Agreement.

                                             Very truly yours,

                                             [CS FIRST BOSTON CORPORATION]
                                             [J.P. MORGAN SECURITIES INC.]



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



Accepted and agreed to
as of the date set forth above.

LUKENS INC.



By:  ___________________________
     Name:
     Title:

                                                                       EXHIBIT B



          The Issuer agrees to pay each Distributor a commission equal to the following percentage of the principal amount of Securities sold to purchasers solicited by such Distributor:


                                              Commission Rate
                                              (as a percentage
           Term                             of principal amount)
           ----                             --------------------

9 months to less than 12 months                    .125%

12 months to less than 18 months                   .150

18 months to less than 24 months                   .200

24 months to less than 30 months                   .250

30 months to less than 3 years                     .300

3 years to less than 4 years                       .350

4 years to less than 5 years                       .450

5 years to less than 7 years                       .500

7 years to less than 10 years                      .550

10 years to less than 20 years                     .600

20 years to 30 years                               .750


                                                                       EXHIBIT C
                           ADMINISTRATIVE PROCEDURES
                           -------------------------

          The Medium-Term Notes due from nine months to 30 years from their issue date (the "Notes"), are to be offered on a continuing basis by Lukens Inc. (the "Issuer"). CS First Boston Corporation and J.P. Morgan Securities Inc. (individually, a "Distributor" and collectively, the "Distributors"), have agreed to use reasonable efforts to solicit offers to purchase the Notes. Each Distributor may, but will not be obligated to, purchase Notes as principal for its own account. The Notes are being sold pursuant to a Distribution Agreement, dated May , 1994 (the "Distribution Agreement"), among the Issuer and the Distributors, and will be issued pursuant to an Indenture, dated as of July 1, 1992 (the "Indenture"), between the Issuer and Continental Bank, National Association, as successor trustee (the "Trustee"). The Notes will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Issuer and will have been registered under the Securities Act of 1933 (the "Act"). For a description of the terms of the Notes and the offering and sale thereof, see the sections entitled "Description of Notes," "Special Provisions Relating to Foreign Currency Notes," "United States Taxation," "Plan of Distribution of Notes" and "Glossary" in the Prospectus Supplement relating to the Notes, dated May __, 1994 attached hereto and hereinafter referred to as the "Prospectus Supplement," and the sections entitled "Description of Debt Securities" and "Plan of Distribution" in the Prospectus relating to the Notes, dated May __, 1994 attached hereto and hereinafter referred to as the "Prospectus." Defined terms used herein but not defined herein shall have the meanings assigned to them in the Distribution Agreement, the Prospectus or the Prospectus Supplement.

          The Notes will be represented either by Global Notes delivered to The Depository Trust Company ("DTC") or its nominee and recorded in the book-entry system maintained by DTC or such nominee ("Book-Entry Notes") or by certificates issued in definitive form delivered to the Holders thereof or Persons designated by such Holders ("Certificated Notes"). Notes for which interest is calculated on the basis of a fixed interest rate are referred to herein as "Fixed Rate Notes." Notes for which interest is calculated at a rate or rates determined by reference to an interest rate formula are referred to herein as "Floating Rate Notes."

          Notes which are issued at a price lower than the principal amount thereof and which provide that upon redemption or acceleration of the Maturity thereof an amount less than the principal thereof shall become due and payable are referred to herein as "Original Issue Discount Notes." For special provisions relating to Original Issue Discount Notes and other Notes issued at a discount for tax purposes, see the section entitled "United States Taxation - Original Issue Discount" in the Prospectus Supplement.

          Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars and payments of principal of and any premium and interest on the Notes will be made in U.S. dollars in the manner indicated in the Prospectus and the Prospectus Supplement. Notes denominated in one or more currencies or currency units other than U.S. dollars are referred to herein as "Foreign Currency Notes." For special provisions relating to Foreign Currency Notes, see the sections entitled "Special Provisions Relating to Foreign Currency Notes" in the Prospectus Supplement and "Foreign Currency Risks" in the Prospectus. Specific information concerning the foreign currency or currency unit in which a particular Foreign Currency Note is denominated, including historical exchange rates and a description of the currency and any exchange controls, shall be contained in a Pricing Supplement to the Prospectus Supplement reflecting the terms of such Note.

          Notes which provide that amounts payable by the Issuer in respect of principal of or any premium or interest on the Notes shall be determined by reference to the value, rate or price of one or more specified indices are referred to herein as "Indexed Notes." Specific information pertaining to the method for determining the principal amounts payable, a historical comparison of the value, rate or price of the specified index, indices and the face amount of the Indexed Note and certain additional tax considerations will be described in the applicable Pricing Supplement.

          Administrative procedures and specific terms of the offering are explained below. Part I indicates procedures applicable to all Notes; Part II indicates specific procedures for Certificated Notes; and Part III indicates specific procedures for Book-Entry Notes. Administrative and record-keeping responsibilities will be handled for the Issuer by its Treasury Department. The Issuer will advise the Distributors in writing of those persons handling administrative responsibilities with whom the Distributors are to communicate regarding offers to purchase Notes and the details of their delivery.

PART I: PROCEDURES APPLICABLE TO All NOTES
- ------------------------------------------

Issue Date
- ----------

          Each Note will be dated the date of its authentication. Each Note will also bear an original issue date (the "Issue Date") which, with respect to any such Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The Issue Date will remain the same for all Notes subsequently issued upon transfer, exchange or substitution of a Note, regardless of their dates of authentication.


Price to Public
- ---------------

          Except as otherwise specified in a Pricing Supplement, each Note will be issued at 100% of principal amount.


Maturities; Minimum Purchase
- ----------------------------

          Each Note will mature on a date, selected by the purchaser and agreed to by the Issuer, which will be at least nine months but not more than 30 years after its Issue Date. The minimum aggregate amount of Notes which may be offered to any purchaser will be $100,000; provided, however, that in the case of Notes
                                   --------  -------
with respect to which an index is used to determine the amounts of payments of principal and any premium or interest, the minimum aggregate amount shall be $2,500,000.


Interest Payments
- -----------------

          Interest on each interest-bearing Note will be calculated and paid in the manner described in such Note and in the Prospectus Supplement and the applicable Pricing Supplement. Unless otherwise set forth therein, interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months and will not accrue on the 31st day of any month. Interest on Floating Rate Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

          On the fifth Market Day immediately preceding each Interest Payment Date, the Trustee will furnish the Issuer with the total amount of interest payments (whether in U.S. dollars or other currencies or currency units) to be made on such Interest Payment Date. The Trustee will provide monthly, to the Issuer's Treasury Department, a list of the principal and any premium and interest to be paid on Notes maturing in the next succeeding month. The Trustee will assume responsibility for withholding taxes on interest paid as required by law.


Redemption/Repayment
- --------------------

          If indicated in the applicable Pricing Supplement, the Notes of a particular tenor will be subject to redemption in whole or in part (subject to applicable minimum denominations), at the option of the Issuer on and after an initial redemption date as set forth in the applicable Pricing Supplement and in the applicable Note. The redemption price will be set forth in the applicable Pricing Supplement and in the applicable Note.

          If indicated in the applicable Pricing Supplement, the Notes of a particular tenor will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes on a repayment date as set forth in the applicable Pricing Supplement and in the applicable Note. The repayment date or dates and repayment price will be set forth in the applicable Pricing Supplement and in the applicable Note.


Procedures for Establishing the Terms of the Notes
- --------------------------------------------------

          The Issuer and the Distributors will discuss from time to time the price of and the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Distributors. Once any Distributor has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and, after approval from the Distributors, will arrange to have the Pricing Supplement filed with, or transmitted by a means reasonably calculated to result in filing with, the Securities and Exchange Commission (the "Commission") pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Act"). The Issuer will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Distributor who presented the offer (the "Presenting Distributor"). No settlements with respect to Notes upon such terms may occur prior to such transmitting or filing and the Distributors will not, prior to such transmitting or filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such transmitting or filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

          If the Issuer decides to post rates and a decision has been reached to change interest rates, the Issuer will promptly notify each Distributor. Each Distributor will forthwith suspend solicitation of purchases. At that time, the Distributors will recommend and the Issuer will establish rates to be so "posted." Following establishment of posted rates and prior to the transmit-ting or filing described in the preceding paragraph, the Distributors may only record indications of interest in purchasing Notes at the posted rates. Once any Distributor has recorded any indication of interest in Notes at the posted rates and communicated with the Issuer, if the Issuer plans to accept an offer at the posted rate, it will prepare a Pricing Supplement reflecting such posted rate and, after approval from the Distributors, will arrange to file the Pricing Supplement with the Commission and will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting Distributor. No settlements at the posted rates may occur prior to such transmitting or filing and the Distributors will not, prior to such transmitting or filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such transmitting or filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

          Outdated Pricing Supplements, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.


Suspension of Solicitation: Amendment or Supplement
- ---------------------------------------------------

          As provided in the Distribution Agreement, the Issuer may instruct the Distributors to suspend solicitation of offers to purchase at any time, and upon receipt of at least one Market Day's prior notice from the Issuer, the Distributors will each forthwith suspend solicitation until such time as the Issuer has advised them that solicitation of offers to purchase may be resumed.

          If the Distributors receive the notice from the Issuer contemplated by Section 3(b) or 4(b) of the Distribution Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Distribution Agreement. If the Issuer is required, pursuant to Section 4(b) of the Distribution Agreement, to prepare an amendment or supplement, it will promptly furnish each Distributor with the proposed amendment or supplement; if the Issuer decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise each Distributor and will furnish each Distributor with the proposed amendment or supplement in accordance with the terms of the Distribution Agreement. The Issuer will promptly file such amendment or supplement with the Commission, provide the Distributors with copies of any such amendment or supplement, confirm to the Distributors that such amendment or supplement has been filed with the Commission and advise the Distributors that solicitation may be resumed.

          Any such suspension shall not affect the Issuer's obligations under the Distribution Agreement; and in the event that at the time the Issuer suspends solicitation of offers to purchase there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations. The Issuer will in addition promptly advise the Distributors and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.


Acceptance of Offers
- --------------------

          Each Distributor will promptly advise the Issuer, at its option orally or in writing, of each reasonable offer to purchase Notes received by it, other than those rejected by such Distributor. Each Distributor may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer accepts or rejects an offer, in whole or in part, the Issuer will promptly so notify the Presenting Distributor.

Confirmation
- ------------

          For each accepted offer, the Presenting Distributor will issue a confirmation, in writing, to the purchaser, with a copy to the Issuer's Treasury Department, setting forth the Purchase Information (as defined under II below with respect to Certificated Notes and III below with respect to Book-Entry Notes) and delivery and payment instructions; provided, however, that, in the
                                              --------  -------
case of the confirmation issued to the purchaser, no confirmation shall be delivered to the purchaser prior to the delivery of the Prospectus referred to below.


Determination of Settlement Date
- --------------------------------

          The receipt of immediately available funds by the Issuer in payment for a Note and (i) in the case of Certificated Notes, the authentication and issuance of such Note and (ii) in the case of Book-Entry Notes, entry by the Presenting Distributor of a Same-Day Funds Settlement ("SDFS") deliver order through DTC's Participant Terminal System to credit such Note to the account of a Participant purchasing, or acting for the purchase of, such Note, shall, with respect to such Note, constitute "settlement." All offers accepted by the Issuer will be settled on the fifth Market Day next succeeding the date of acceptance unless otherwise agreed by the purchaser and the Issuer. The settlement date shall be specified upon receipt of an offer to purchase. Prior to 3:00 p.m., on the Market Day prior to the settlement date, the Issuer will instruct the Trustee to authenticate and deliver the Notes no later than 2:15 p.m., on the settlement date except as to Book-Entry Notes described below.


Delivery of Prospectus
- ----------------------

          A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof (except as provided below) must be delivered to a purchaser prior to or together with the earlier of the delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser. (For this purpose, entry of an SDFS deliver order through DTC's Participant Terminal System to credit a Note to the account of a Participant purchasing, or acting for the purchaser of, a Note shall be deemed to constitute delivery of such Note.) The Issuer shall ensure that the Presenting Distributor receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Distributor to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the first sentence of this paragraph. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.


Authenticity of Signatures
- --------------------------

          The Issuer will cause the Trustee to furnish the Distributors from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but no Distributor will have any obligation or liability to the Issuer or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Trustee on any Note or the Global Note (as defined in Part III).


Advertising Expenses
- --------------------

          The Issuer will determine with the Distributors the amount of advertising that may be appropriate in offering the Notes. Advertising expenses will be paid by the Issuer; provided that the Issuer first consents to the
                            --------
incurrence of such advertising expenses.


Market Day
- ----------

          "Market Day" means (a) with respect to any Note, any day that is not a Saturday or Sunday and that, in The City of New York or Chicago, Illinois, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close, and (b) with respect to LIBOR Notes, as defined in the Pricing Supplement only, any such day on which dealings in deposits in U.S. dollars are transacted in the London interbank market, and (c) with respect to Foreign Currency Notes (other than Foreign Currency Notes denominated in European Currency Units ("ECUs")) only, any such day that is not a Saturday or Sunday and that, in the capital city of the country of the Specified Currency is not a day on which banking institutions generally are authorized or obligated by law or executive order to close and (d) with respect to Foreign Currency Notes denominated in ECU, any day that is designated as an ECU settlement day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day in which payments in ECU are made. All times in these procedures reflect New York City time.


Trustee Not to Risk Funds
- -------------------------

          Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment made to the Issuer, the Distributors, DTC or any Holder of a Note, it being understood by all parties that payments made by the Trustee to the Issuer, the Distributors, DTC or any Holder of a Note shall be made only to the extent that funds are provided to the Trustee for such purpose.


PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES
- ---------------------------------------------------------

Form and Denominations
- ----------------------

          The Certificated Notes shall be issued only in fully registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof, or, in the case of Foreign Currency Notes, in such minimum denomination, not less than the equivalent of $100,000, and such greater denomination or denominations in excess thereof, as shall be set forth in the applicable Pricing Supplement.


Transfers and Exchanges
- -----------------------

          A Certificated Note may be presented for transfer or exchange at the principal corporate trust office of the Trustee in Chicago, Illinois or at the office or agency of the Company maintained for that purpose in The City of New York. Certificated Notes will be exchangeable for other Certificated Notes of any authorized denominations and of like tenor and in a like aggregate principal amount, upon surrender of the Certificated Notes to be exchanged at the corporate trust office of the Trustee. Certificated Notes will not be exchangeable for Book-Entry Notes.

 Payment at Maturity
 -------------------

          Upon presentation of each Certificated Note at Maturity, the Trustee (or a duly authorized Paying Agent) will pay the principal amount thereof, together with any premium and accrued interest due at Maturity. Such payment will be made in immediately available funds, provided that the Certificated
                                             --------
Note is presented in time for the Paying Agent to make payment in such funds in accordance with its normal procedures; except that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by such Holder with a bank located in the United States, provided such Holder shall have provided in writing to the Trustee, on or prior to the relevant Regular Record Date, appropriate payment instructions. Notwithstanding the foregoing, the Holder of $10,000,000 or more in aggregate principal amount of Certificated Notes denominated and payable in U.S. dollars and having the same Interest Payment Date shall be entitled to receive such payments by wire transfer of immediately payable funds to an account maintained by such Holder with a bank located in the United States, provided that the Holder shall have provided in writing to the Trustee, on or
- --------
prior to the relevant Regular Record Date, appropriate payment instructions.
The Issuer will provide the Trustee (and any Paying Agent) with funds available for immediate use for such purpose. Certificated Notes presented at Maturity will be canceled by the Trustee as provided in the Indenture. For special provisions relating to Foreign Currency Notes, see the section entitled "Special Provisions Relating to Foreign Currency Notes" in the Prospectus Supplement and "Foreign Currency Risks" in the Prospectus.


Details for Settlement
- ----------------------

          For each offer for Certificated Notes accepted by the Issuer, the Presenting Distributor shall communicate to the Issuer's Treasury Department prior to 3:00 p.m., on the Market Day preceding the settlement date, by telephone, telex, facsimile transmission or other acceptable means, the following information (the "Purchase Information"):

     1. Exact name in which the Note or Notes are to be registered ("registered owner").

    2. Exact address of registered owner and, if different, the address for delivery, notices and payment of principal and any premium and interest.

    3.  Taxpayer identification number of registered owner.

    4. Principal amount of each Note in authorized denominations to be delivered to registered owner.

    5.  Stated Maturity of each Note.

    6. In the case of Fixed Rate Notes, the interest rate of each Note; in the case of Floating Rate Notes, the interest rate formula, the Spread or Spread Multiplier (if any), the maximum or minimum interest rate limitation (if any), the Calculation Agent, the Calculation Dates, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Index Maturity, the Interest Determination Dates and the Interest Reset Dates, in each case, to the extent applicable with respect to each Note.

    7.  Redemption and/or repayment provisions, if any, of each Note.

    8.  Trade date of each Note.

    9.  Settlement date (Issue Date) of each Note.

    10. Presenting Distributor's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

    11. Price.

    12. Currency or currency unit in which each Note is to be denominated and exchange rate applicable to purchase Foreign Currency Notes to be paid for in U.S. dollars.

    13. Original issue discount, if any.

    14. Any additional applicable terms of each Note.

          The Issue Date of, and the settlement date for, Certificated Notes will be the same. Before accepting any offer to purchase Certificated Notes to be settled in less than three

Market Days, the Issuer shall verify that the Trustee will have adequate time to prepare and authenticate the Notes.

          Immediately after receiving the details for each offer for Certificated Notes from the Presenting Distributor, the Issuer will, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, facsimile transmission or other acceptable means, to the Trustee. Each such instruction given by the Issuer to the Trustee shall constitute a continuing representation and warranty by the Issuer to the Trustee and the Distributors that (i) the issuance and delivery of such Notes have been duly and validly authorized by the Issuer and (ii) such Notes, when completed, authenticated and delivered, shall constitute the valid and legally binding obligation of the Issuer. The Trustee will assign to and enter on each Note a transaction number.

          The Issuer will deliver to the Trustee a pre-printed four-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by the Issuer, the Distributors and the Trustee:

     1.   Certificated Note with customer confirmation.

     2.   Stub One - For the Trustee.

     3.   Stub Two - For the Presenting Distributor.

     4.   Stub Three - For the Issuer.

          The Trustee will complete such Certificated Note and will authenticate such Certificated Note and deliver it (with the confirmation) and Stubs One and Two to such Distributor, and such Distributor will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. The Trustee will send Stub Three to the Issuer by first-class mail.


Settlement; Note Deliveries and Cash Payment
- --------------------------------------------

          The Issuer will deliver to the Trustee at the commencement of the program and from time to time thereafter a supply of duly executed Certificated Notes with pre-printed control numbers adequate to implement the program. Upon the receipt of appropriate documentation and instructions from the Issuer in accordance with the applicable Officers' Certificate and verification thereof, the Trustee will cause the Certificated Notes to be completed and authenticated and hold the Certificated Notes for delivery against payment.

     The Trustee will deliver the Certificated Notes (with the confirmation) and Stubs One and Two, in accordance with instructions from the Issuer, to the Presenting Distributor. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given for payment to the Issuer at such account of the Issuer as it may specify in writing, in immediately available funds, of an amount equal to the principal amount of such Notes, less the applicable commission. If the Presenting Distributor in any instance advances its own funds, the Issuer shall not use any of the proceeds of such sale to acquire securities.

          If the Distributor is placing such Certificated Notes as agent, the Presenting Distributor, as the Issuer's agent, will deliver the Notes (with the written confirmation provided for above) to the purchaser thereof against payment therefor by such purchaser in immediately available funds.

          Delivery of any confirmation or Note to a purchaser thereof by a Distributor, acting as agent or principal, will be made in compliance with "Delivery of Prospectus" in Part I above.


Fails (Distributor Acting as Agent)
- -----------------------------------

          In the event that a purchaser shall fail to accept delivery of and make payment for a Certificated Note on the settlement date, the Presenting Distributor will notify the Trustee and the Issuer, by telephone, confirmed in writing. If such Certificated Note has been delivered to the Presenting Distributor, as the Issuer's agent, the Presenting Distributor shall return such
Note to the Trustee.   If funds have been advanced for the purchase of such
Note, the Trustee will, immediately upon receipt of such Note, debit the account of the Issuer for the amount so advanced and the Trustee shall refund the payment previously made by the Presenting Distributor in immediately available funds. Such payments will be made on the settlement date, if possible, and in any event not later than the Market Day following the settlement date. If the fails shall have occurred for any reason other than the failure of the Presenting Distributor to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Distributor on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuer.

          Immediately upon receipt of the Certificated Note in respect of which the fails occurred, the Trustee will make appropriate entries in its records to reflect the fact that the Note was never issued and the Note will be canceled and disposed of as provided in the Indenture.


PART III: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES
- --------------------------------------------------------

          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations (the "Letter") from the Issuer and the Trustee to DTC dated as of May __ 1994, and a Medium-Term Note Certificate Agreement between the Trustee and DTC dated as of May __, 1994, and its obligations as a participant in DTC, including DTC's SDFS.


Form, Denominations and Registration
- ------------------------------------

          All Book-Entry Notes of the same tenor and having the same Issue Date, will be represented initially by a single note (a "Global Note") in fully registered form without coupons. Unless otherwise stated in the applicable Pricing Supplement, Book-Entry Notes will represent Notes denominated in U.S. dollars. Global Notes will be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Global Notes will be denominated in principal amounts not in excess of $150,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $150,000,000 would, but not for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $150,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.


CUSIP Numbers
- -------------

          The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), such series consisting of approximately 900 CUSIP numbers and relating to Global Notes representing Book-Entry Notes. The Issuer has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has delivered it to the Trustee and DTC. The Trustee will assign CUSIP numbers serially to Global Notes as described below under "Details for Settlement." DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Notes. The Trustee will notify the Issuer at the time when fewer than 100 of the reserved CUSIP numbers remain unassigned to the Global Notes; and the Issuer will reserve additional CUSIP numbers for assignment to Global Notes representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.


Transfers and Exchanges for the Purpose of Consolidation
- --------------------------------------------------------

          Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

          The Trustee may upon notice to the Issuer deliver to DTC and the CUSIP Service Bureau at any time a written notice (a copy of which shall be attached to the Global Note resulting from such exchange) specifying (i) the CUSIP numbers of two or more outstanding Global Notes that represent Book-Entry Notes of the same tenor and having the same Issue Date, and for which interest (if any) has been paid to the same date, (ii) a date occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date (if any) for such Notes, on which such Global Notes shall be exchanged for single replacement Global Note and (iii) a new CUSIP number to be assigned to such replacement Global Note. Upon receipt of such notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.


Notice of Interest Payment Dates and Regular Record Dates
- ---------------------------------------------------------

          To the extent then known, on the first Market Day of March, June, September and December of each year, the Trustee will deliver to the Issuer and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Floating Rate Book-Entry Notes during the six-month period beginning on such first Market Day.


Payments of Principal and Interest
- ----------------------------------

          (a)  Payments of Interest Only.  Promptly after each Regular Record
               --------------------------
Date, the Trustee will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. The Issuer will confirm with the Trustee the amount payable on each Global Note on such Interest Payment Date. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily or weekly bond reports published by Standard & Poor's Corporation. The Issuer will pay to the Trustee the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

          (b)  Payments at Stated Maturity.  On or about the first Market Day of
               ----------------------------
each month, the Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Note maturing in the following month. The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth Market Day preceding the Stated Maturity of such Global Note. The Issuer will pay to the Trustee, as the paying agent, the principal amount of such Global Note, together with interest due at such Stated Maturity. Upon surrender of a Global Note, the Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment." If any Stated Maturity of a Global Note representing Book-Entry Notes is not a Market Day, the payment due on such day shall be made on the next succeeding Market Day and no interest shall accrue on such payment for the period from and after such Stated Maturity. Promptly after payment to DTC of the principal and any interest due at the Stated Maturity of such Global Note, the Trustee will cancel such Global Note and return such Global Note to the Issuer in accordance with the terms of the Indenture.

          (c)  Payment upon Redemption.  The Trustee will comply with the terms
               ------------------------
of the Letter with regard to redemptions or repayments of the Book-Entry Notes. In the case of Book-Entry Notes stated by their terms to be redeemable prior to Stated Maturity, at least 60 calendar days before the date fixed for redemption (the "Redemption Date"), the Issuer shall notify the Trustee of the Issuer's election to redeem such Book-Entry Notes in whole or in part and the principal amount of such Book-Entry Notes to be so redeemed. At least 30 calendar days but not more than 60 calendar days prior to the Redemption Date, the Trustee shall notify DTC of the Issuer's election to redeem such Book-Entry Notes. The Trustee shall notify the Issuer and DTC of the CUSIP numbers of the particular Book-Entry Notes to be redeemed either in whole or in part. The Issuer, the Trustee and DTC will confirm the amounts of such principal and any premium and interest payable with respect to each such Book-Entry Note on or about the fifth Market Day preceding the Redemption Date of such Book-Entry Note. The Issuer will pay the Trustee, in accordance with the terms of the Indenture, the amount necessary to redeem each such Book-Entry Note or the applicable portion of each such Book-Entry Note. The Trustee will pay such amount to DTC at the times and in the manner set forth herein. Promptly after payment to DTC of the amount due on the Redemption Date for such Book-Entry Note, the Trustee shall cancel any such Book-Entry Note redeemed in whole and shall deliver it to the Issuer with an appropriate debit advice. If a Global Note is to be redeemed in part, the Trustee will cancel such Global Note and issue a Global Note which shall represent the remaining portion of such Global Note and shall bear the CUSIP number of the canceled Global Note.

          (d) Manner of Payment.  The total amount of any principal and
              -----------------
interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Issuer to the Trustee in immediately available funds on such date available for use as of 9:30 a.m., New York City time. The Issuer will make such payment on such Global Notes by wire transfer to the Trustee. The Issuer will confirm instructions regarding payment in writing to the Trustee. Prior to 1:00 p.m., New York City time, on each date of Maturity of a Book-Entry Note or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due at Maturity on Book-Entry Notes. On each Interest Payment Date, interest payment shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Notes are recorded in the book-entry system maintained by DTC. NEITHER THE ISSUER NOR THE TRUSTEE SHALL HAVE ANY DIRECT RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY DTC TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND ANY PREMIUM AND INTEREST ON THE BOOK-ENTRY NOTES.

          (e)  Withholding Taxes.  The amount of any taxes required under
               ------------------
applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Details for Settlement
- ----------------------

          For each offer for Book-Entry Notes accepted by the Issuer, the Presenting Distributor shall communicate to the Issuer's Treasury Department prior to 11:00 a.m., on the first Market Day after the sale date (or on the sale date if such sale is to be settled within one Market Day), by telephone, telex, facsimile transmission or other acceptable means, the following information (the "Purchase Information"):

     1. Principal amount of the Notes.

     2. Stated Maturity of the Notes.

     3. In the case of Fixed Rate Notes, the interest rate of the Notes; in the case of Floating Rate Notes, the interest rate formula, the Spread or Spread Multiplier (if any), the maximum or minimum interest rate limitation (if any), the Calculation Agent, the Calculation Dates, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Index Maturity, the Interest Determination Dates and the Interest Reset Dates, in each case, to the extent applicable with respect to the Notes.

     4. Redemption and/or repayment provisions, if any, of the Notes.

     5. Trade date of the Notes.

     6. Settlement Date (Issue Date) of the Notes.

     7. Presenting Distributor's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

     8. Price.

     9. Currency or currency unit in which the Notes are to be denominated and exchange rate applicable to purchase Foreign Currency Notes payable in U.S. dollars.

     10. Original issue discount, if any.

     11. Any additional applicable terms of the Notes.

          The Issue Date of, and the Settlement Date for, Book-Entry Notes will be the same. Before accepting any offer to purchase Book-Entry Notes to be settled in less than three Market Days, the Issuer shall verify that the Trustee will have adequate time to prepare and authenticate the Global Notes.

          If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that the foregoing procedure is completed, the procedures described in the following two paragraphs shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 p.m., as the case may be, on the Market Day before the Settlement Date.

          Immediately after receiving the details for each offer for Book-Entry Notes from the Presenting Distributor and in any event no later than 12:00 Noon on the first Market Day after the sale date (or on the sale date if such sale is to be settled within one Market Day), the Issuer will, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, telex, facsimile transmission or other acceptable means, to the Trustee. Each such instruction given by the Issuer to the Trustee shall constitute a continuing representation and warranty by the Issuer to the Trustee and the Distributors that (i) the issuance and delivery of such Note have been duly and validly authorized by the Issuer and
(ii) such Note, when duly issued, shall constitute the valid and legally binding obligation of the Issuer.

          Immediately after receiving the Purchase Information from the Issuer and in any event no later than 2:00 p.m. on the first Market Day after the sale date (or on the sale date if such sale is to be settled within one Market Day), the Trustee will assign a CUSIP number to the Global Note representing such Book-Entry Note and will telephone the Issuer and advise the Issuer of such CUSIP number and, as soon thereafter as practicable, the Issuer shall notify the Presenting Distributor of such CUSIP number.

          The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing settlement information to DTC (which shall route such information to Standard & Poor's Corporation). Standard & Poor's Corporation will use the information received in the pending deposit message to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate daily or weekly bond report published by Standard & Poor's Corporation.


Settlement; Global Note Delivery and Cash Payment
- -------------------------------------------------

          The Issuer will deliver to the Trustee at the commencement of the program and from time to time thereafter a supply of duly executed Global Notes with pre-printed control numbers adequate to implement the program. Upon the receipt of appropriate documentation and instructions from the Issuer in accordance with the applicable Officers' Certificate and verification thereof, the Trustee will cause the Global Note to be completed and authenticated and hold the Global Note for delivery against payment.

          Prior to 10:00 a.m., on the Settlement Date, the Trustee will enter instructions through DTC's Participant Terminal System, using the function MT II, and DTC will credit such Note to the

Trustee's participant account at DTC. Prior to 2:00 p.m., on the Settlement Date, the Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the Presenting Distributor's participant account and (ii) debit the Presenting Distributor's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Distributor's commission (in accordance with SDFS operating procedures in effect on the Settlement Date). The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Book-Entry Note has been executed, delivered and authenticated and (ii) the Trustee is holding such Global Note pursuant to the relevant Medium-Term Note Certificate Agreement between the Trustee and DTC.

          Prior to 2:00 p.m., on the Settlement Date, the Presenting Distributor will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Distributor's participant account and credit such Note to the Participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Partici-pants and credit the settlement account of such Distributor for an amount equal to the price of such Note (in accordance with SDFS operating procedures in effect on the Settlement Date).

          Transfers of funds are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

          The Trustee, upon confirming receipt of such funds, will wire transfer the amount transferred to the Trustee, in funds available for immediate use, for the account of _____________ to account no. ________ at [name of bank], [location of bank] (ABA No. _______


Fails
- -----

          If settlement of a Book-Entry Note is rescheduled or canceled, the Issuer shall notify the Trustee, and upon receipt of such notice, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Market Day immediately preceding the scheduled Settlement Date.

          If the Agent or Trustee has not entered an SDFS deliver order with respect to a Book-Entry Note, then upon written request (which may be evidenced by telecopy transmission) of the Issuer, the Trustee shall deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, but no later than 2:00 p.m. on any Market Day, a withdrawal message instructing DTC to debit such Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes represented by a Global Note, the Trustee will mark such Global Note "canceled," make appropriate entries in the Trustee's records and send such canceled Global Note to the Issuer. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

          If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Distributor may enter an SDFS deliver order through DTC's Participant Terminal System debiting such Note to such Distributor's participant account and crediting such Note to the participant account of the Trustee and shall notify the Trustee and the Issuer thereof. Thereafter, the Trustee (i) will immediately notify the Issuer, once the Trustee has confirmed that such Note has been credited to its participant account, and the Issuer shall immediately transfer by Fedwire (in immediately available funds) to the Presenting Distributor an amount equal to the price of such Note which was previously sent by wire transfer to the account of the Issuer maintained at ______________, and (ii) will deliver the withdrawal message and take the related actions described in the preceding paragraph. Such debits and credits will be made on the Settlement Date, if possible, and in any event not later than 5:00 p.m. on the following Market Day. If the fail shall have occurred for any reason other than failure of the Presenting Distributor to provide the

Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Distributor on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuer.

          Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Trustee will provide for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and will make appropriate entries in its records.